UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

Of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2007

WIND ENERGY AMERICA, INC.

(formerly Dotronix, Inc.)

(Exact name of registrant as specified in its charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-9996	41-1387074
(Commission File Number)	(IRS Employer Identification No.)

1326 Schofield Avenue

Schofield, WI 54476

(Address of Principal Executive Offices) (Zip Code)

(715-359-6373)

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events

On April 10, 2007, Wind Energy America Inc., (formerly Dotronix, Inc.) (“WEA”) commenced mailing an Information Statement relating to the spin-off of its wholly owned subsidiary, PuraMed BioScience Inc. The Information Statement will be mailed to all shareholders of record of WEA as of March 12, 2007. As a result of this spin-off, holders of WEA common stock will receive one share of PuraMed common stock for each five common shares of WEA owned by them as of the Distribution Date. The Distribution Date is anticipated to be on or about August 15, 2007. The entire Distribution Agreement for this spin-off is contained in a Form 8-K filing of WEA which was filed with the SEC March 21, 2007.

This Information Statement is included as an exhibit to this Form 8-K filing, and it contains a description of the terms of the spin-off and the business and structure of PuraMed.

Item 9.01.     Financial Statements and Exhibits

Exhibit No.	Description of Exhibit
99.1	Information Statement dated April 10, 2007.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wind Energy America, Inc.

April 10, 2007	By:	/s/ Russell W. Mitchell
Russell W. Mitchell Chief Executive Officer